UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 4, 2010

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report for Kodiak Oil & Gas Corp. (the “Company”) on Form 8-K, filed with the Securities and Exchange Commission on November 4, 2010 (the “Original Report”).

This Amendment relates to the pro forma financial statements filed by the Company in connection with its previously announced entry into that certain Asset Purchase Agreement (the “Purchase Agreement”) on October 19, 2010, by and among Peak Grasslands, LLC, a private oil and gas company (“Seller”), the Company, and the Company’s wholly-owned subsidiary, Kodiak Oil & Gas (USA) Inc. (“Buyer”), to acquire certain oil and gas properties and other assets (“Acquisition”).  The Acquisition closed on November 30, 2010.

As previously disclosed, the Purchase Agreement provided that, under certain circumstances, a portion of the purchase price was to be paid through the issuance to Seller of 2,750,000 common shares.  In accordance with the terms of the Purchase Agreement, Buyer paid the entire purchase price with cash in the amount of $110 million and, as such, no common shares were issued to Seller under the Purchase Agreement.  Accordingly, the Company is filing this Amendment to the Original Report to provide the revised (i) unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2010 and the condensed consolidated balance sheet as of September 30, 2010 and (ii) unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2009 and the year ended December 31, 2009, in each case, to reflect that the purchase price of the Acquisition was comprised solely of $110 million in cash and that no common shares of the Company were issued in connection with the Acquisition.

Additionally, the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2009 has been amended to correct a typographical error on the net income (loss) line by inserting parenthesis previously omitted.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired*.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2010 and the condensed consolidated balance sheet as of September 30, 2010 are attached as hereto as Exhibit 99.2 and incorporated herein by reference.

Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2009 and the year ended December 31, 2009 are attached as hereto as Exhibit 99.3 and incorporated herein by reference.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the Acquisition been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma condensed consolidated statement of operations due to normal production declines, changes in prices, future transactions, the exclusion of various operating expenses and other factors.

(d) Exhibits.

Exhibit 23.1	Consent of Hein & Associates LLP*

Exhibit 99.1

Statements of operating revenues and direct operating expenses of the properties acquired by Kodiak Oil & Gas Corp. for the period from March 1, 2009 (inception) to December 31, 2009 and the nine month period ended September 30, 2010 (unaudited) and the period from March 1, 2009 (inception) to September 30, 2009 (unaudited)*

Exhibit 99.2	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2010 and the condensed consolidated balance sheet as of September 30, 2010

Exhibit 99.3	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2009 and the year ended December 31, 2009

* Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson
Secretary, Treasurer and Chief Financial Officer

Date: December 2, 2010

EXHIBIT INDEX

Exhibit 23.1	Consent of Hein & Associates LLP*

Exhibit 99.1

Statements of operating revenues and direct operating expenses of the properties acquired by Kodiak Oil & Gas Corp. for the period from March 1, 2009 (inception) to December 31, 2009 and the nine month period ended September 30, 2010 (unaudited) and the period from March 1, 2009 (inception) to September 30, 2009 (unaudited)*

Exhibit 99.2	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2010 and the condensed consolidated balance sheet as of September 30, 2010

Exhibit 99.3	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2009 and the year ended December 31, 2009

* Previously filed.